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                                    EXHIBIT 2
                                    ---------

         IDENTIFICATION OF THE SUBSIDIARY WHICH ACQUIRED SECURITIES
         ----------------------------------------------------------

           Citigroup Global Markets Limited is a broker or dealer chartered and headquartered in London, England.

         Each of the undersigned hereby affirms the identification of the subsidiary which acquired the Securities filed for in
                              this Schedule 13G.


         Date:  March 17, 2004


                         CITIGROUP FINANCIAL PRODUCTS INC.


                         By: /s/ Serena D. Moe
                             ---------------------------------
                             Name:  Serena D. Moe
                             Title: Assistant Secretary


                         CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                         By: /s/ Serena D. Moe
                             ---------------------------------
                             Name:  Serena D. Moe
                             Title: Assistant Secretary



                         CITIGROUP INC.


                         By: /s/ Serena D. Moe
                             ---------------------------------
                             Name:  Serena D. Moe
                             Title: Assistant Secretary